UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2013

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On June 7, 2013, iPass Inc. entered into an offer letter with Karen Willem for Ms. Willem to become iPass’ Senior Vice President and Chief Financial Officer. Ms. Willem’s first day of employment is July 1, 2013.

Ms. Willem, age 57, served as Chief Financial Officer at Xsigo Systems, a network virtualization technology company which was acquired by Oracle in July 2012, from October 2010 to December 2012, where she was responsible for the Finance, Legal, IT, and HR functions. From July 2008 to March 2010, Ms. Willem served as Senior Vice President and Chief Financial Officer at Openwave Systems, a mobile data software and services company, where she was responsible for the Finance, IT, and HR functions. Ms. Willem has also held executive leadership positions at Cassatt, iVast, ViewCentral, Brio and other companies.

Pursuant to the terms of Ms. Willem’s offer letter, Ms. Willem will:

•	receive an annual base salary of $300,000 per year;

•

be a participant in the iPass Executive Management Bonus Plan, with an annual variable target bonus of $150,000 (for each of the last two quarters of 2013, Ms. Willem is guaranteed a minimum of 100% of target bonus for the quarter);

•	receive an option to purchase 375,000 shares of iPass common stock with an exercise price equal to the fair market value of a share of common stock on the date of grant;

•	receive a restricted stock award for 100,000 shares of iPass common stock;

•	receive standard health and welfare benefits;

•	receive an option to purchase 150,000 shares of iPass common stock in January of 2014, provided that she has remained continuously employed by iPass; and

•	be a participant in iPass’ Executive Corporate Transaction and Severance Benefit Plan as a Tier 1 Participant.

As a Tier 1 Participant in the Executive Corporate Transaction and Severance Benefit Plan (the “Plan”), Ms. Willem will be entitled to receive severance benefits if her employment is terminated other than for “cause” or she resigns for “good reason,” each as defined in the Plan, subject to certain conditions, in the amount of (1) six months base salary (12 months base salary if such termination occurs within 18 months of an acquisition of iPass or all or substantially all of its assets (a “Corporate Transaction Termination”)), (2) 25% of her target bonus (100% if a Corporate Transaction Termination), (3) COBRA payments of 12 months (24 months if a Corporate Transaction Termination), and (4) accelerated vesting and exercisability of 100% of her equity awards in the event of a Corporate Transaction Termination. In addition, in the event of a change of control of iPass without a Corporate Transaction Termination, the Plan provides that Ms. Willem will receive 50% accelerated vesting of her equity awards. The foregoing is a brief summary of the more material terms of the Plan, does not purport to be complete, and is qualified by reference to the Plan itself, which is filed as Exhibit 10.1 to iPass’s Form 8-K filed with the Securities and Exchange Commission on July 6, 2011.

Departure of Officer

On June 26, 2013, William Garvey, Vice President, General Counsel and Secretary of iPass Inc. notified the company that he was resigning from his position at iPass effective July 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Darin R. Vickery
	Name:	Darin R. Vickery
	Title:	Vice President and Corporate Controller

Dated: July 1, 2013